Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)                                Registration Statement (Form S-8 No. 333-117535) pertaining to the TRW Automotive Retirement Savings Plan for Hourly Employees,

(2)                                Registration Statement (Form S-8 No. 333-115338) pertaining to the Amended and Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan,

(3)                                Registration Statement (Form S-8 No. 333-115337) pertaining to the TRW Automotive 401(k) Savings Plan,

(4)                                Registration Statement (Form S-8 No. 333-159593) pertaining to the Amended and Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan,

(5)                                Registration Statement (Form S-3 No. 333-183222) of TRW Automotive Holdings Corp; and

(6)                                Registration Statement (Form S-8 No. 333-181631) pertaining to the TRW Automotive Holdings Corp. 2012 Stock Incentive Plan;

of our reports dated February 13, 2015, with respect to the consolidated financial statements and schedule of TRW Automotive Holdings Corp., and the effectiveness of internal control over financial reporting of TRW Automotive Holdings Corp., included in the Annual Report (Form 10-K) of TRW Automotive Holdings Corp. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Detroit, Michigan
February 13, 2015